Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 5, 2019) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2018.

2018 Fourth-Quarter Results:

•	New contracts decreased 4% to 1,173 contracts

•	Backlog sales value increased 13% to $897 million, and backlog units increased 9%

•	Revenue increased 16% to a fourth quarter record of $722 million

•	Homes delivered increased 15% to a fourth quarter record 1,825 homes

•	Pre-tax income increased 30% to $44.4 million from $34.1 million in 2017; excluding impairment charges and purchase accounting charges, pre-tax income improved 22% to $50.8 million.

•	Net income increased 104% to $32.4 million from $15.9 million in 2017, and diluted earnings per share increased to $1.15 compared with $0.53 per diluted share.

2018 Full-Year Results:

•	Record revenue of $2.3 billion, an increase of 17%

•	Record homes delivered of 5,778, a 14% increase

•	Record new contracts of 5,845, an increase of 10%

•
Pre-tax income of $141.3 million, a 17% increase compared to $120.3 million in 2017; excluding impairment, stucco-related charges and acquisition-related costs, pre-tax income improved 13% to $153.9 million

•
Net income to common shareholders increased to a record $107.7 million compared to $66.2 million in 2017 and diluted earnings per share increased to $3.70 from $2.26 per diluted share, partly due to an effective tax rate in 2018 of 24% compared to 40% in 2017

•	Shareholders’ equity reached an all-time record of $855 million, a 14% increase from a year ago, with book value per share of $31.

For the fourth quarter of 2018, the Company reported net income of $32.4 million, or $1.15 per diluted share. This compares to net income of $15.9 million, or $0.53 per diluted share, for the fourth quarter of 2017. Net income in the fourth quarter of 2018 included $4.4 million of after-tax impairment charges ($0.15 per diluted share) and $0.5 million of after-tax purchase accounting charges ($0.02 per diluted share), while 2017’s fourth quarter net income included $4.9 million of after-tax impairment charges ($0.16 per diluted share). In addition, 2017’s fourth quarter net income included a tax charge of $6.5 million ($0.21 per share) related to the Tax Cuts and Jobs Act. Excluding the impairment charges, purchase accounting charges and the tax charge in 2017’s fourth quarter, adjusted net income increased 36% to $37.3 million, and diluted earnings per share increased 47% to $1.32 per share from $0.90 per share in 2017.

For the year ended December 31, 2018, the Company reported net income to common shareholders of $107.7 million, or $3.70 per diluted share, compared to net income to common shareholders of $66.2 million or $2.26 per diluted share in 2017. Net income to common shareholders in 2018 included $4.4 million of after-tax impairment charges ($0.15 per diluted share) and $5.2 million of after-tax acquisition-related charges ($0.18 per diluted share). Net income to common shareholders in 2017 includes the impact of a deferred tax asset re-measurement of $6.5 million ($0.21 per diluted share), a $2.3 million equity adjustment ($0.07 per diluted share) related to the redemption of preferred shares in the third quarter of 2017, $5.4 million of after-tax stucco-related repair costs ($0.18 per diluted share) and $4.9 million of after-tax impairment charges ($0.16 per diluted share). Exclusive of these charges, net income to common shareholders increased 37% to $117.3 million compared to $85.3 million in 2017, and diluted earnings per share increased 40% to $4.03 compared to $2.88 per share in 2017.

Homes delivered in 2018’s fourth quarter reached an all-time quarterly record of 1,825, increasing 15% compared to 1,584 deliveries in 2017’s fourth quarter. Homes delivered for the twelve months ended December 31, 2018 increased 14% to a record-high 5,778 from 2017’s deliveries of 5,089. New contracts for 2018’s fourth quarter decreased 4% to 1,173 from 1,220 new contracts in 2017’s fourth quarter. For 2018, new contracts reached a record-high of 5,845 a 10% increase over 2017’s new contracts of 5,299. Homes in backlog increased 9% at December 31, 2018 to 2,194 units, with a sales value of $897 million, a 13% increase over last year, and the average sales price in backlog increased 4% to a record-high of $409,000. At December 31, 2017, the sales value of the 2,014 homes in backlog was $791 million, with an average sales price of $393,000. M/I Homes had 209 active communities at December 31, 2018 compared to 188 a year ago. The Company’s cancellation rate was 18% in 2018’s fourth quarter and 15% for the year.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “2018 was a strong year for M/I Homes, highlighted by record levels of revenue, homes delivered, and new contracts, along with a 17% increase in pre-tax income and a 49% increase in net income. While our fourth quarter results also featured a record number of homes delivered and record revenue, the 4% decline we experienced in our new contracts reflected more challenging housing conditions and affordability pressures. These conditions also impacted our gross margins, though we are pleased with the 70 basis point improvement in our annual overhead expense ratio.”

Mr. Schottenstein continued, “Our homebuilding debt to capital ratio at year-end was 44%. During the second half of the year, we repurchased 1.07 million of our common shares. Though housing conditions continue to be choppy, we enter 2019 with a very strong backlog and balance sheet, and are well positioned for the year with a significant number of planned new community openings.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through February 2020.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 111,400 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes) and are also currently sold under the name Hans Hagen Homes in the Minneapolis/St. Paul, Minnesota market and Pinnacle Homes in the Detroit, Michigan market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve several risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, integration of acquisitions, construction defects, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
New contracts	1,173	1,220	5,845	5,299
Average community count	211	184	205	183
Cancellation rate	18%	13%	15%	14%
Backlog units			2,194	2,014
Backlog sales value			$896,714	$791,253
Homes delivered	1,825	1,584	5,778	5,089
Average home closing price	$383	$372	$384	$369

Homebuilding revenue:
Housing revenue	$698,919	$588,679	$2,217,197	$1,878,572
Land revenue	10,465	21,268	16,889	33,706
Total homebuilding revenue	$709,384	$609,947	$2,234,086	$1,912,278

Financial services revenue	13,101	11,755	52,196	49,693

Total revenue	$722,485	$621,702	$2,286,282	$1,961,971

Cost of sales - operations	586,039	498,470	1,831,557	1,552,522
Cost of sales - purchase accounting charges	598	—	5,147	—
Cost of sales - impairment	5,809	7,681	5,809	7,681
Cost of sales - stucco related charges	—	—	—	8,500
Gross margin	130,039	115,551	443,769	393,268
General and administrative expense	38,265	37,073	137,779	126,282
Selling expense	42,121	39,661	142,829	128,327
Operating income	49,653	38,817	163,161	138,659
Acquisition and integration costs	—	—	1,700	—
Equity in income from joint venture arrangements	(44)	(341)	(312)	(539)
Interest expense	5,292	5,027	20,484	18,874
Income before income taxes	44,405	34,131	141,289	120,324
Provision for income taxes	11,998	18,249	33,626	48,243
Net income	$32,407	$15,882	$107,663	$72,081
Excess of fair value over book value of preferred shares subject to redemption	—	—	—	2,257
Preferred dividends	—	—	—	3,656
Net income available to common shareholders	$32,407	$15,882	$107,663	$66,168

Earnings per share:
Basic	$1.17	$0.57	$3.81	$2.57
Diluted	$1.15	$0.53	$3.70	$2.26

Weighted average shares outstanding:
Basic	27,774	27,736	28,224	25,769
Diluted	28,181	31,172	29,178	30,688

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	December 31,
	2018	2017
Assets:
Total cash, cash equivalents and restricted cash	$21,529	$151,703
Mortgage loans held for sale	169,651	171,580
Inventory:
Lots, land and land development	778,943	687,260
Land held for sale	12,633	6,491
Homes under construction	730,390	579,051
Other inventory	152,494	141,772
Total Inventory	$1,674,460	$1,414,574

Property and equipment - net	29,395	26,816
Goodwill	16,400	—
Investments in joint venture arrangements	35,870	20,525
Deferred income tax asset	13,482	18,438
Other assets	60,794	61,135
Total Assets	$2,021,581	$1,864,771

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2021 - net	$297,884	$296,780
Senior notes due 2025 - net	246,571	246,051
Convertible senior subordinated notes due 2018 - net	—	86,132
Notes payable - homebuilding	117,400	—
Notes payable - other	5,938	10,576
Total Debt - Homebuilding Operations	$667,793	$639,539

Notes payable bank - financial services operations	153,168	168,195
Total Debt	$820,961	$807,734

Accounts payable	131,511	117,233
Other liabilities	213,806	192,506
Total Liabilities	$1,166,278	$1,117,473

Shareholders’ Equity	855,303	747,298
Total Liabilities and Shareholders’ Equity	$2,021,581	$1,864,771

Book value per common share	$31.08	$26.83
Homebuilding debt / capital ratio(1)	44%	46%

(1)
The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash provided by (used in) operating activities	$72,527	$13,495	$(2,592)	$(53,184)
Cash used in investing activities	$(13,655)	$(4,746)	$(133,957)	$(9,157)
Cash (used in) provided by in financing activities	$(73,703)	$39,318	$6,375	$179,603

Land/lot purchases	$74,050	$78,085	$330,548	$328,226
Land development spending	$69,667	$63,683	$221,923	$200,702
Land sale revenue	$10,465	$21,268	$16,889	$33,706
Land sale gross profit	$1,493	$1,966	$2,045	$2,849

Financial services pre-tax income	$5,353	$4,543	$24,213	$24,531

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (1)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$32,407	$15,882	$107,663	$72,081
Add:
Provision for income taxes	11,998	18,249	33,626	48,243
Interest expense, net of interest income	4,225	4,305	16,990	16,024
Interest amortized to cost of sales	8,112	6,730	25,457	20,327
Depreciation and amortization	3,777	3,675	14,531	14,174
Non-cash charges	8,012	9,691	11,783	13,725
Adjusted EBITDA	$68,531	$58,532	$210,050	$184,574

M/I Homes, Inc. and Subsidiaries
Non-GAAP Reconciliation (1)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Income before income taxes	$44,405	$34,131	$141,289	$120,324
Add: Impairment	5,809	7,681	5,809	7,681
Add: Purchase accounting charges	598	—	5,147	—
Add: Acquisition and integration costs	—	—	1,700	—
Add: Stucco-related charges	—	—	—	8,500
Adjusted income before income taxes	$50,812	$41,812	$153,945	$136,505

Net income	$32,407	$15,882	$107,663	$72,081
Add: Impairment - net of tax	4,415	4,916	4,415	4,916
Add: Purchase accounting charges - net of tax	454	—	3,912	—
Add: Acquisition and integration costs - net of tax	—	—	1,292	—
Add: Stucco-related charges - net of tax	—	—	—	5,440
Add: Deferred tax re-measurement due to tax reform	—	6,520	—	6,520
Adjusted net income	$37,276	$27,318	$117,282	$88,957

Net income available to common shareholders	$32,407	$15,882	$107,663	$66,168
Add: Impairment - net of tax	4,415	4,916	4,415	4,916
Add: Purchase accounting charges - net of tax	454	—	3,912	—
Add: Acquisition and integration costs - net of tax	—	—	1,292	—
Add: Stucco-related charges - net of tax	—	—	—	5,440
Add: Deferred tax re-measurement due to tax reform	—	6,520	—	6,520
Add: Excess of fair value over book value charge	—	—	—	2,257
Adjusted net income available to common shareholders	$37,276	$27,318	$117,282	$85,301

Diluted earnings per share	$1.15	$0.53	$3.70	$2.26
Add: Impairment per share impact (2)	0.15	0.16	0.15	0.16
Add: Purchase accounting charges per share impact (2)	0.02	—	0.13	—
Add: Acquisition and integration costs per share impact (2)	—	—	0.05	—
Add: Stucco-related charges per share impact (2)	—	—	—	0.18
Add: Deferred tax re-measurement due to tax reform per share impact (2)	—	0.21	—	0.21
Add: Preferred shares redeemed per share impact (2)	—	—	—	0.07
Adjusted diluted earnings per share	$1.32	$0.90	$4.03	$2.88

(1)
We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations, and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

(2)	Represents the related charges divided by diluted weighted average shares outstanding during the respective period as presented in the Summary Statement of Income.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2018	2017	Change	2018	2017	Change
Midwest	415	433	(4)%	2,306	1,978	17%
Southern	550	544	1%	2,697	2,342	15%
Mid-Atlantic	208	243	(14)%	842	979	(14)%
Total	1,173	1,220	(4)%	5,845	5,299	10%

HOMES DELIVERED
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2018	2017	Change	2018	2017	Change
Midwest	769	630	22%	2,317	1,907	21%
Southern	760	649	17%	2,579	2,108	22%
Mid-Atlantic	296	305	(3)%	882	1,074	(18)%
Total	1,825	1,584	15%	5,778	5,089	14%

BACKLOG
	December 31, 2018			December 31, 2017
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	930	$410	$441,000	828	$344	$415,000
Southern	1,026	$382	$373,000	908	$332	$365,000
Mid-Atlantic	238	$104	$437,000	278	$116	$416,000
Total	2,194	$897	$409,000	2,014	$791	$393,000

LAND POSITION SUMMARY
	December 31, 2018			December 31, 2017
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	5,644	6,460	12,104	4,456	6,220	10,676
Southern	6,507	5,636	12,143	5,470	7,668	13,138
Mid-Atlantic	1,912	2,564	4,476	1,696	3,021	4,717
Total	14,063	14,660	28,723	11,622	16,909	28,531